PURCHASE AND SALE AGREEMENT OF STOCK REPRESENTING THE CAPITAL STOCK OF THE COMPANY CALLED SATELITES MEXICANOS, S.A. DE C.V. (HEREINAFTER "SATMEX"), ENTERED INTO BY ONE PARTY, THE FEDERAL GOVERNMENT OF THE UNITED MEXICAN STATES (HEREINAFTER THE "VENDOR"), THROUGH THE SECRETARIAT OF COMMUNICATIONS AND TRANSPORT, THROUGH THE UNDER SECRETARY OF COMMUNICATIONS, JAVIER LOZANO ALARCON, AND BY THE OTHER PARTY CORPORATIVO SATELITES MEXICANOS, S.A. DE C.V. REPRESENTED HEREIN BY MESSRS LAURO ANDRES GONZALEZ MORENO AND CARLOS RAUL VALENCIA BARRERA, ( HEREINAFTER "BUYER"), WITH THE APPEARANCE OF THE FEDERAL TREASURY (HEREINAFTER "TESOFE"), THROUGH THE FEDERAL TREASURER, LIC. JONATHAN DAVIS ARZAC; THE SECRETARIAT OF THE COMPTROLLER'S OFFICE AND ADMINISTRATIVE DEVELOPMENT, THROUGH EMILIO CARRERA CORTES, DELEGATE COMMISSIONER FOR THE COMMUNICATIONS AND TRANSPORT SECTOR, AND MR. SERGIO MIGUEL AUTREY MAZA, IN ACCORDANCE WITH THE FOLLOWING BACKGROUND RECORD, RECITALS AND CLAUSES:

                                BACKGROUND RECORD

1. On March 2, 1995, the amendment was published in the Official Gazette of the Federation, to paragraph four of article 28 of the Political Constitution of the United Mexican States, in order to substitute the system of exclusive participation by the State in the rendering of satellite communication service, in order for it to be a priority activity that allows participation by private parties, and consequently, on June 7 of the same year, the Federal Telecommunications Law was promulgated with the purpose of establishing among other things, the fundamental regulatory framework for this activity.

2. By the Accord of the Secretariat of Communications and Transport published in the Official Gazette of the Federation on February 28, 1996, the Committee for Restructuring of the Mexican Satellite System was created, whose object is to define the strategy to be followed concerning general and specific aspects in the different phases of the restructuring process carried out by the Secretariat of Communications and Transport (hereinafter the "SECRETARIAT"), under the terms of the Federal Telecommunications Law and the other applicable laws, as well as to make recommendations and proposals.

3. By official letter No. 101,-784, of June 11, 1997, and with the prior, favorable opinion of the Intersecretarial Commission of Financing Expense, the Secretariat of the Treasury and Public Credit authorized the temporary establishment of the majority state controlled company Satelites Mexicanos, S.A. de C.V. (hereinafter SATMEX), in order to carry out the restructuring process of the Mexican Satellite System.

4. SATMEX was established via public document No. 51,371 of June 26, 1997, executed before Lic. Miguel Alessio Robles, notary public 19 of the Federal District, which was recorded on July 1, 1997 in mercantile folio 226109 of the Public Commerce Registry of the Federal District, SATMEX was incorporated with a fixed minimum capital stock of $50,000.00 (FIFTY THOUSAND MEXICAN PESOS 00/100), represented by 5,000 issued shares, of which 2,550 shares belong to Class I Series "A" and 2,450 shares belong to Class I Series "B".

5. SATMEX's corporate purpose includes the installation, operation, control and exploitation of the Mexican satellites system through occupancy and exploitation of geostationary orbital positions and satellite orbits assigned to the country, with their respective frequency bands and signal sending and receiving rights, under the terms of the Federal Telecommunications Law.

6. The Intersecretarial Commission on Divestiture (hereinafter the "CID"), in its ordinary session of July 4, 1997, ratified accord 97-XX-1, adopted in the session of May 28, 1997, whereby it was resolved to call bids on a control package consisting of 60% of the capital stock shares of SATMEX, with the option for the winner to acquire an additional 15% of such stock.

7. Based on the Organic Act of the Federation the Federal Law on Partial-state Controlled Entities and its Regulation, and via official letter No. 100.-1007 6184 of July 28, 1997, the Secretariat of the Treasury and Public Credit authorized the alienation of stock representative of SATMEX, which was published in the Official Gazette of the Federation on August 6, 1997.

8. On August 1, 1997, publication was made in the Official gazette of the Federation, of the notice and rules (hereinafter "NOTICE" and "RULES") for carrying out the public bid whose purpose would be the sale of stock representing 60% of SATMEX's capital stock (hereinafter "FIRST STOCK PACKAGE"). The foregoing is in the understanding that the winner could opt to purchase together with the FIRST STOCK PACKAGE, and under the same terms and conditions, up to an additional 15% of the capital stock shares of SATMEX (hereinafter "SECOND STOCK PACKAGE"), at the same per-share price offered for the FIRST STOCK PACKAGE.

      The remaining 40% of the stock or, if such, the percentage of certificates the Federal Government effectively keeps (hereinafter the THIRD STOCK PACKAGE), once the purchase option right on the SECOND

      STOCK PACKAGE has been exercised, will be kept by the Federal Government to be sold in a public auction through the stock market, prior authorization from the National Banking and Securities Commission, and registration of such stock in the National Securities and Brokers' Registry.

9. In a session held September 10, 1997, the Board of Trustees of Telecomunicaciones de Mexico (hereinafter "TELECOMM") granted an authorization to the VENDOR to sell the Class "I" Series "B" share that such body holds in the capital stock of SATMEX, to the person(s) who win(s) the bidding process mentioned in point 8 above, jointly with the stock that VENDOR sells to BUYER for that reason.

10. On October 17, 1997 the participants in the bidding process mentioned filed their technical and economic bids and, as a result of the bidding, on October 27, 1997 the CID, based on the proposals presented and on the decision criteria established in the NOTICE and the BASES, resolved to adjudicate the subject matter of such bid to the BUYER, who was notified of the result on October 30, 1997, for which purpose the recommendation of the SECRETARIAT was taken into consideration. In its bid, the BUYER declared its intention to purchase the shares representing the FIRST STOCK PACKAGE and 1,500,000 (ONE MILLION FIVE HUNDRED THOUSAND) shares representing the SECOND STOCK PACKAGE (hereinafter jointly, the "STOCK" or the "SHARES").

11. Development of the restructuring process of the Mexican Satellite System has been duly communicated to the Chamber of Deputies, of the Congress of the Union, by the President of the Committee for Restructuring of the Mexican Satellite System, in accordance with article 76, section II, of the Federal Expenditures Budget for fiscal year 1997. The foregoing, as established in official letter No. 2.-153, of July 8, 1997, issued by Lic. Javier Lozano Alarcon, for that effect.

                                    RECITALS
I.    VENDOR declares that:

      a) It is the legitimate owner of 9,999,999 (NINE MILLION NINE HUNDRED AND NINETY-NINE THOUSAND NINE HUNDRED AND NINETY-NINE) capital stock shares of SATMEX, distributed as follows (hereinafter "FEDERAL GOVERNMENT'S STOCK"):

            .     2,550 Class I Series "A" shares
            .     2,449 Class I Series "B" shares
            .     2,598,450 Class II Series "A" shares
            .     2,496,550 Class II Series "B" shares

            .     4,900,000 Class II Series "N" shares


      All of the FEDERAL GOVERNMENT'S STOCK is subscribed and paid in full and free from all liens or restriction of any domain, and are deposited in the TESOFE as established in article 76 of the Federal Treasury Service Law. These shares are represented in final certificates numbers 1m 2m 4, 5, 6, and 7 issued by SATMEX.

b) Lic. Javier Lozano Alarcon has sufficient authority to sell the FEDERAL GOVERNMENT STOCK subject to the terms and conditions of this Contract, as established in article 6 of the Internal Regulation of the Secretariat of Communications and Transport, and the sufficient authority to alienate the share of Class "I", Series "B", owned by TELECOMM (hereinafter the "TELECOMM SHARE"), subject to the terms and conditions of this contract, as established in the mandate granted by the Director General of such decentralized body on October 14, 1997, and that is attached hereto as Exhibit "I". TELECOMM'S SHARE is represented in final stock certificate number 3, issued by SATMEX.


c) There is no legal restriction or cause that might generate it, and that restricts or prevents it from assuming and performing all and each of its obligations hereunder, and that the procedures established by law for the sale of the FEDERAL GOVERNMENT'S STOCK as well as TELECOMM'S SHARE have been fulfilled.

d) On October 15, 1997, SATMEX entered into a purchase and sale contract with VENDOR with respect to the goods and equipment specified therein, a copy whereof is added as Exhibit "II" hereto (hereinafter the "GOODS AND EQUIPMENT PURCHASE AND SALE CONTRACT"). The goods and equipment under the GOODS AND EQUIPMENT PURCHASE AND SALE CONTRACT were in turn acquired by the VENDOR from TELECOMM through a donation agreement dated October 15, 1997, a copy whereof is added hereto as Exhibit "III" (hereinafter the "DONATION AGREEMENT").

e) On October 17 and 27, 1997 the stockholders of SATMEX held an ordinary general stockholders meeting in which the Federal Government subscribed a capital increase for $,155,086,278.00 (seven thousand one hundred and fifty-five million and eighty-six thousand two hundred and seventy-eight Mexican pesos 00/100) and paid it via capitalization of the liability in its favor and against SATMEX, derived substantially from the GOODS

      AND EQUIPMENT PURCHASE AND SALE CONTRACT, from the purchase of rights and obligations arising from the contracts for purchase and launching of the Morelos III satellite system and the payment for the grant of the three concessions that allow it to occupy and exploit the geostationary orbital positions therein described, together with their C and Ku frequency bands, and their signal broadcasting and receiving rights, which titles are attached hereto as Exhibit "IV" (hereinafter called jointly, the "CONCESSION TITLES").

f) It wishes to transfer to BUYER through this Contract, 2,550 Class I Series "A" shares, 2,449 Class I Series "B" shares, 2,598,450 Class II Series "A" shares , and 2,496,550 Class II Series "B" shares, and 2,400,000 Class II Series "N" shares it owns, as well as TELECOMM'S SHARE (defined in recital 10 above, as the "STOCK" or "SHARES").

h) SATMEX's pro forma financial statements to October 3, 1997, 1997 that are added hereto as Exhibit "V", ( hereinafter the "FINANCIAL STATEMENTS"), reasonably present SATMEX's financial situation to that date in keeping with accounting principles generally accepted in Mexico, applied consistently, and that between the date of such FINANCIAL STATEMENTS and the signing of this Contract, there has been no subsequent event, nor is any cause or reason known that might generate an event that substantially affects or could adversely affect SATMEX's financial or operation situation.

      Except as established in the FINANCIAL STATEMENTS, that is, SATMEX has no responsibilities obligations of any nature, except for responsibilities and obligations reflected or reserved against SATMEX in the FINANCIAL STATEMENTS.

h) SATMEX's accounting books and corporate books, that is, the Book of Minutes of the Stockholders Meetings, the book of Board of Directors sessions, the Stockholders Register, and the Capital Variations book, are correct and complete and have been kept in keeping with healthy commercial practices. "SATMEX's minute books contain exact, complete records of all the meetings held, and of the resolutions adopted by the stockholders and the members of SATMEX's Board of Directors.

i) On October 24, 1997 the SECRETARIAT granted to SATMEX, based on the last paragraph of article 7 of the Satellite Communication Regulation and the Federal Telecommunications Law, the CONCESSION TITLES which continue with full legal force and value.

j) On October 24,, 1997, based on the Accord published by the Secretariat of the Comptroller's Office and Administrative Development in the Official Gazette of the Federation on June 17, 1997, the SECRETARIAT granted to SATMEX a concession title to use, develop and operate the real property within the federal public domain that are described in said Accord, for a term of 40 years counted from the date of the grant, in order for SATMEX to be able to use such real property in the rendering of the fixed satellite service that TELECOMM had previously been providing.

k) The personal property that forms SATMEX's patrimony, as well as the real property it has licensed in its favor, constitute all the properties, goods and rights with which SATMEX provides the fixed satellite service.

l) There are no purchase options in circulation, stock appreciation rights, optional certificates, convertible securities or other rights that are convertible to stock, or that have their value based on SATMEX's common stock, and there are no contracts related to the issue, sale or transfer of any capitals market instrument or any other type of SATMEX securities.

m) Neither the signing of this Contract nor the performance hereof contravene what is established: (i) in the legislation in force in Mexico; (ii) in SATMEX's bylaws; (iii) in the resolutions adopted by the Stockholders Meeting and/or SATMEX's administrative body, or (iv) in the contracts or agreements signed by SATMEX to this date.

n) All the procedures have been completed and the necessary permits and authorizations obtained for sale of the shares that represent SATMEX's capital stock.

n) Because they were personal property within the private domain of the Federation, the Morelos II, Solidaridad 1 and Solidaridad 2 satellites, as well as the other personal property of SATMEX is not subject to the divestiture process, under the terms of the official letter
      UNAOPSPF/309/BN/1205/96 of October 21, 1996, issued by the Secretariat of the Comptroller's Office and Administrative Development.

(o) The orbiting satellite life insurance policies in the above subsection are in force and certified by Seguros comercial America, Division Asemex, and its reinsurance agent, International Space brokers.

p) Said satellites have not undergone any adverse change since their most recent test, which was carried out on October 6, 1997.

q) The contracts it has entered into with its users are producing their effects normally and there is no cause that might invalidate them; a list of such contracts is added to this contract as Exhibit VI.

r) It informed the buyer of all the information within its reach so that it could file its tender in the public bidding process mentioned in paragraph 8 of the background chapter of this instrument, based on the analysis and appraisal that the BUYER did of such information.

s) It has not entered into any legal act that might have adverse effects for the normal course of SATMEX's operations, from the date it was established and to the signing date of this instrument; nor does it have litigation in progress pending decision.

t) On the signing date of this contract, it has contracted the services of the employees whose names and respective remuneration are detailed in
      Exhibit VII of this Contract.

u) On October 15, 1997 it entered into a contract with SATMEX, among others, whereby it ceded under onerous title, all the rights and obligations that arise from the contract for purchase of the Morelos III satellite system. Likewise, on that same date, it entered into another contract whereby it ceded to SATMEX, under onerous title, all of the rights and obligations arising from the contract to launch the replacement of the Morelos II satellite (hereinafter the "ASSIGNMENT CONTRACTS").


v) It is its intention to sell the STOCK to the BUYER, subject to the terms and conditions established in this Contract.

II. The BUYER declares that:

      a) It is a corporation duly organized under the laws of the Mexican Republic, as established in public document number 19,166 dated November 12, 1997, executed before lic. Jose Maria Morera Gonzalez, notary public no. 102 of Mexico City, in the process of registration in the Public Commerce Registry of the Federal District because of its recent execution.

      b) Its representative herein, Messrs Lauro A. Gonzalez Moreno and Carlos R. Valencia barrera, have sufficient authority to enter into this Contract representing it, as evidenced with the public document number mentioned in the above recital; such powers have not been modified or revoked in any form.

      c) It is fully aware of the scope and terms of the documents concerning SATMEX, in conformity with the statement contained in the technical proposal, the CONCESSION TITLES, SATMEX's corporate bylaws, the FINANCIAL STATEMENTS, and the GOODS AND EQUIPMENT PURCHASE AND SALE CONTRACT.

      d) It learned all the information that was made available to it in relation to the bid which is the subject matter of the NOTICE and the RULES, in the information room that was established for such purpose, and that they were provided through prospectuses, with answers to the questions raised by the participants in said bid, interviews with the financial agent, and with different officers from SATMEX, the SECRETARIAT and TELECOMM.

      e) It acts in its own name and for its own account, as was declared in the proposal that filed by Telefonica Autrey, S.A. de C.V. and Loral Space and Communications Ltd. in the bid, which they won, and that it does not act in representation, substitution or otherwise, for third parties, without having so declared in its proposal, if such.

      f) In accordance with point 5.5.6 of the RULES, it declared its intention to acquire together with the FIRST STOCK PACKAGE, all of the shares included in the SECOND STOCK PACKAGE (as defined in Recital I.f) above), under the terms and conditions established in this Contract.

      g) It is its intention to acquire the STOCK from the VENDOR subject to the terms and conditions established in this Contract.

After stating the foregoing, the parties agree to execute the following:

                                     CLAUSES

ONE. OBJECT. For its own account and for the account of TELECOMM, the VENDOR herein transfers to the BUYER and the BUYER acquires, the STOCK, which represents 60% of the capital stock shares of SATMEX and that constitute the FIRST STOCK PACKAGE, plus an additional 15 % of the capital stock shares of SATMEX and that represent the SECOND STOCK PACKAGE.

The STOCK is comprised of the following:

      Shares the VENDOR sells to the BUYER for its own account:
            .     2,550 Class I Series "A" shares

            .     2,449 Class I Series "B" shares
            .     2,598,450 Class II Series "A" shares
            .     2,496,550 Class II Series "B" shares, and
            .     2,400,000 Class II Series "N" shares

      One Class I Series B share that VENDOR sells for TELECOMM'S account.

The FEDERAL GOVERNMENT'S STOCK is delivered herein to the BUYER, who endorses it and allocates it in irrevocable management and security trust (hereinafter the "TRUST"), a cop of which is added hereto as exhibit VIII.

TWO.- PRICE.- The price of the purchase and sale of the STOCK is the total amount of $5,366,352,206.25 (five thousand three hundred and sixty-six million three hundred and fifty-two thousand two hundred and six Mexican pesos 25/100), that is, the amount of $715.5136275 (seven hundred and fifteen pesos 5136275/10000000) Mexican Pesos per share. This price obligates the BUYER to pay it to the VENDOR, in accordance with Clause Three below, and subject to the other terms and conditions of this Contract.

THREE.- PRICE PAYMENT DATE. As established in point 8.2 of the RULES, the BUYER shall pay the price stipulated in Clause Two as follows:

Via payment by the BUYER, of thirty percent (30%) of the contracted price, that is, the amount of $1,609,905,661.87 (one thousand six hundred and nne million nine hundred and five thousand six hundred and sixty-one pesos 87/100), which is paid herein by the BUYER to the VENDOR, this contract serving as full and sufficient receipt.

The outstanding balance of the contracted price shall be paid at the latest on December 17, 1997. The payment mentioned in this paragraph must be made together with the amount corresponding to the ordinary interests that have been generated under the terms of clause Four, during the corresponding period. If for any reason the price and ordinary interests are not paid under the terms of the preceding paragraph, the BUYER shall pay delinquent interests at 1.5 times the ordinary interest rate established in Clause Four below, notwithstanding the authority established for the VENDOR in Clause Five hereof.

All payments that the BUYER makes shall be used in first place, to cover past-due interests, if they exist; in second place, to cover ordinary interests, and lastly, for payment of the principal amount of the contracted price.

FOUR. INTERESTS. The outstanding balance of the price not covered on the date this Contract is signed, if such, shall cause ordinary interests at a rate equal to the average of the 28-day interbank break-even interest rate (TIIE), or the one that substitutes it that, during this term, has been published weekly by the Bank of Mexico in the Official Gazette of the Federation since the signing of this Contract until it is paid in full. The interests shall be caused on a daily basis and by days effectively lapsed, calculated on years of 360 days.

FIVE. DELINQUENCY. The parties agree that if BUYER fails to comply with payment of the price on the dates specified in Clause Three, the VENDOR may rescind this Contract, in which case, it may claim payment of the liquidated damages referred to in clause Thirteen of this Contract and point 8.3 of the RULES.

SIX. ADVANCE PAYMENT. The BUYER may pay early, all or part of the outstanding balance of the price not paid on the signing date of this Contract following notification to the SECRETARIAT at least five working days in advance of the payment date and provided all the interests accrued to that date are paid with it. If the BUYER makes early payment of the balance of the price as established in this Clause, this fact shall not give BUYER the right to any discount for early payment. No penalty shall be imposed on BUYER for early payment.

SEVEN. PAYMENT FORM AND PLACE. The price and corresponding interests, if such, shall be paid by certified or cashier's check, issued to the Federal Treasury at its offices located at Av. Constituyentes 1001, col. belen de las Flores, Mexico, D.F., during business days, from 9:00 to 12:00 hours, or through electronic transfer of funds, to the account of the Federal Treasury the VENDOR indicates in writing for that purpose. For the first payment, the BUYER may request that VENDOR apply the amount of the tender maintenance guaranty indicated in point 2.2 of the NOTICE.

EIGHT. DELIVERY OF STOCK CERTIFICATES AND ENDORSEMENT. Directly or through the TESOFE, VENDOR shall give the BUYER the certificates that represent the stock hereunder, with property thereof duly endorsed.

NINE. ALLOCATION TO TRUST.
In order to guarantee payment of the outstanding balance of eh price of this purchase and sale and of the interests generated, if such, as well as to guarantee payment of the liquidated damages mentioned in Clause Twelve, the Buyer shall contribute to the trust (the "TRUST"), established in Banco Invex, S.A., Institucion de Banca Multiple, Invex Grupo Financiero (the TRUSTEE"), the stock certificates mentioned in the above clause (or the "TRUST STOCK"), who shall deliver them only to the BUYER, on the same date when the total amount of the purchase and sale transaction hereunder is paid. If a Stockholders Meeting of SATMEX is held, the BUYER shall notify the TRUSTEE in writing at least 5 days in advance, of how to vote the TRUST STOCK. However, if there is any nonperformance by the BUYER of the obligations the same assumes under this Contract or in the RULES; that is notified by the SECRETARIAT to the TRUSTEE, and regardless of whether the TRUSTEE complies with the aims established in the trust agreement, the corporate rights on the TRUST STOCK shall be exercised as indicated by the VENDOR.

The parties agree herein that the expenses and costs arising from the establishment and maintenance of the trust, including the trustee's fees, up to the date when all of the TRUST STOCK is issued, shall be covered fully by the BUYER. The BUYER shall register the above-mentioned trust in SATMEX's Stockholders Register.

The parties herein agree that until the price of the purchase and sale hereunder is paid, the stock whereof the certificates are delivered to the BUYER under the terms of this clause may only be encumbered by the BUYER with prior authorization from the SECRETARIAT, in the understanding that such authorization shall only be granted when the credit they guarantee has the main purpose of paying the outstanding balance of the price mentioned in this Contract and the respective creditor agrees that the VENDOR shall have preference as first beneficiary under the terms of the TRUST.

TEN. GRACE PERIOD The parties agree that if the BUYER fails to perform, it shall have a grace period of 5 working days, counted from the date VENDOR notifies said BUYER of such situation, to perform in the form and terms herein pacted except in the case of breach of Clauses Three, Four, Five, and Eight of this document, in which cases the VENDOR may immediately rescind this Contract.

ELEVEN.- REGISTRATION. BUYER promises that the Stockholders Register shall indicate expressly which shares have not been paid to VENDOR by BUYER; therefore, breach of the respective payment obligation may have as an effect rescission of the purchase and sale contract.

TWELVE. BREACH. LIQUIDATED DAMAGES. If the BUYER breaches the obligations specified in clauses Three, Four, Five, or Eighteen, or any of its obligations hereunder in the term required for this, in the terms required for this, if such, and the VENDOR decides to rescind this Contract, the VENDOR shall notify the trustee in the TRUST about such breach, and the latter shall notify the BUYER of the alleged breach within 24 hours after receipt of the notification from the VENDOR, and in a term of forty-eight (48) hours the BUYER may challenge the rescission provided it establishes opportune compliance with its obligations. Otherwise, the VENDOR may terminate and rescind this Contract immediately without requiring a prior court order. If the BUYER breaches this Contract or the RULES, BUYER shall pay to VENDOR liquidated damages for the amount equal to thirty percent (30%) of the total price of the purchase and sale hereunder.

The parties herein agree that in the case of breach of this Contract or of the RULES, the VENDOR shall directly apply the value of the partial payment specified in Clause Three to payment of the liquidated damages herein covenanted. Therefore, pursuant to article 2311 of the Civil Code for the Federal District in Common Matters and for the entire Republic in Federal Matters, and in the case of rescission of this Contract, the payment of the price mentioned above shall be understood returned virtually, with the BUYER in this case being required to return to VENDOR the stock that was delivered to them on the business day after the day when they are notified in writing of rescission of this contract. BUYER herein commits to return the corresponding stock, free from all lien and limitation of ownership.

THIRTEEN. DESIGNATION OF BOARD MEMBERS, STATUTORY AUDITORS AND TOP MANAGEMENT. The BUYER shall perform all the acts that are necessary for an Ordinary Stockholders Meeting of SATMEX to be held on the date this Contract is entered into, which shall designate a new Board of Directors, surveillance and administration body, the powers granted shall be revoked and the current board members, statutory auditors, executives and representatives of SATMEX shall be released from all liability from the date of such meeting.

THE BUYER may at any time modify SATMEX's bylaws, in the understanding that while the VENDOR is a stockholder of SATMEX, the articles related to minority rights indicated therein and that VENDOR is aware of, shall be respected.

Likewise, while all or part of the shares that form the THIRD STOCK PACKAGE are owned by the VENDOR, the BUYER shall carry out the legal actions within its reach so that the VENDOR's patrimony is not diminished with respect to the THIRD STOCK PACKAGE as a result of any financial operation of restructuring, lease, or other similar operations not approved by the VENDOR whose purpose is to obtain financing for SATMEX or any other purpose, and whose benefit is transferred to a third party, whether such actions are performed by the BUYER, by SATMEX or by any third party. Regardless of the obligation the BUYER assumes under this paragraph, THE BUYER promises that SATMEX shall validly and personally assume the obligation contained in this paragraph in a term not to exceed fifteen (15) days, counted from the date this contract is executed, and to keep this obligation in SATMEX's bylaws exactly as established on the signing date of this Contract while the VENDOR keeps total or full ownership of the THIRD STOCK PACKAGE.

FOURTEEN. PRICE ADJUSTMENT. VENDOR shall adjust the price of the purchase and sale hereunder only when there is a net difference according to this Clause, in favor of BUYER that is greater than 3% of the price contracted and that derives solely from the particulars specified in points 1 and 2 below.

1. Liabilities against SATMEX that are not registered in whole or in part in the FINANCIAL STATEMENTS, originating from operations prior to the signing of this contract or derived from acts or events beyond the normal course of such operations. Said unregistered liabilities shall be compensated liabilities that have been covered or defrayed in full or in part and whose payment has not been registered in such FINANCIAL STATEMENTS.

      In the case of the liabilities indicated in the above paragraph, the BUYER shall only be reimbursed the amount that, if BUYER is required to pay SATMEX, it has actually paid, and provided later it does not directly or indirectly have any right of any type or any legal or administrative recourse to avoid or reduce the corresponding payment. For the effects of this paragraph, only those liabilities will be considered for which a claim has been filed under the terms of Clause Fifteen of this Contract.

2. Fixed assets nonexistent in terms of the list and appraisal accompanying the GOODS AND EQUIPMENT PURCHASE AND SALE CONTRACT, without considering for these effects, the value variations that the indicated assets may have. These assets shall be compensated, if necessary, by the similar existing fixed assets in favor of SATMEX, not registered in whole or in part in relation to the above-indicated assets.

      Adjustments derived from fixed assets shall only proceed when the latter do not exist, and may not affect the quality, state of conservation, accounting appraisal, accounting policies or any other item that is not strictly what is indicated in this paragraph, provided such nonexistence is not challenged or has not been challenged under the GOODS AND EQUIPMENT PURCHASE AND SALE CONTRACT specified in Recital I, subsection d) of this Contract.

      In the supposition of the nonexistence of fixed assets, the VENDOR shall have authority at its full discretion to adjust the price under the terms of this Clause, or replace the nonexistent assets by others of similar characteristics, conditions and value.

      For effects of the adjustment that must be made, if such, in the cause of nonexistent fixed assets the value established for them in the appraisal specified in the first paragraph of point 2 of this Clause shall be considered.

The results obtained in keeping with points 1 and 2 above shall in turn be compensated against each other in order to obtain the net difference in favor of the BUYER, if such.

The VENDOR shall cover the amount that is in favor of the BUYER whenever this exceeds the figure specified in the first paragraph of this clause, in a term not greater than 10 working days, counted from the date when the final price adjustment is determined. The parties agree that if there is any outstanding balance in favor of VENDOR, the corresponding compensation may be made for the amount of the lesser amount owed.

For effects of the price adjustment, the financial cost that may be generated shall be calculated at a rate equal to that of 28-day CETES (Federal Treasury Certificates) applicable during the corresponding period.

Despite the foregoing, the parties agree that loss of the operating satellites that are part of SATMEX's assets shall not be the object of adjustment for purposes of this clause, since the risk of their loss is duly insured, to BUYER's satisfaction, as mentioned in Recital I, o) of this instrument.

FIFTEEN. CLAIM OF LIABILITIES. The parties agree that in the case of price adjustment derived from liabilities against SATMEX specified in point 1 of the above clause, they may only be paid when:

a) The BUYER notifies the VENDOR in writing and in certifiable form, through the SECRETARIAT and within 5 calendar days following notification of the respective existence of the liability or any claim derived therefrom, either judicially or extrajudicially, in order for VENDOR to take the steps they consider opportune, if such.

b) SATMEX shall defend against the respective claims judicially or extrajudicially, adhering to what VENDOR indicates.

c) The BUYER gives VENDOR or its representative, provided the request is made opportunely, the necessary information and elements it has available so that if VENDOR decides to defend itself against the corresponding claims, it has the necessary means to do so. In this case, SATMEX shall be required to grant the powers of attorney that are required, to the persons VENDOR determines, in the understanding that failure to grant such powers of attorney shall result in the inappropriateness of the corresponding price adjustments.

d) The liability or the claim derived therefrom does not arise as a direct consequence of an omission or action attributable to SATMEX from the time the delivery and reception concludes, or attributable to any BUYER at any time.

When the claims referred to in the above subsections arise from actions that, under this contract, VENDOR is responsible for, all the legal expenses SATMEX makes for defense shall be refunded by VENDOR, provided they are reasonable, are duly proven and are directly related to the claims mentioned in the above subsections. The amounts corresponding to the items mentioned in this paragraph shall be refunded to BUYER by VENDOR in a term of 20 calendar days, counted from the date when they were determined.

SIXTEEN.- TERM FOR CLAIMS. The BUYER shall have a term of 180 calendar days, counted from the signing date of this Contract, to adjust the price under the terms of Clause Fourteen.

Notwithstanding the obligation contained in subsection a) of the above clause, the price adjustment request shall be filed in a single document.

The appropriateness of any price adjustment shall be determined under the terms of Clauses Nineteen and Twenty below.

EIGHTEEN. OTHER LIABILITIES. In relation to liabilities derived from fiscal, financial or labor obligations or from violations of the general Law of Ecological Balance and Environmental Protection not recorded in the FINANCIAL STATEMENTS, whose origin is prior to the date of this Contract, the BUYER may request payment or restitution thereof during a term equal to the term the legislation currently in force establishes for the prescription or expiration of the right or action that is the basis of the claim, applying Clause Fifteen where pertinent for this case.

EIGHTEEN. WARRANTY . The VENDOR gives warranty against hidden defects and quiet enjoyment.

NINETEEN. PURCHASE AUDIT. The BUYER may do a purchase audit with the aim of determining the existence of liabilities not registered or the nonexistence of fixed assets mentioned in points 1 and 2 of clause fourteen above. Said audit, if such, may begin on the working day after the date this contract is signed and may in no case exceed the term of 120 calendar days counted from the date of the total payment of the price established in clause Two.

The audit cost shall be covered by the BUYER.

Upon conclusion of the audit, the auditor shall write up a record, of which a copy shall be given to each of the parties, in the understanding that the official opinion shall not obligate the VENDOR in any way.

When unregistered fixed assets appear as a result of the audit, the VENDOR shall retire them as established in this Contact, or use them for the restitutions or compensations specified in Clause Fifteen hereof.

TWENTY.- LAWFULNESS OF THE CLAIM. For the effects of point 9.7 of the NOTICE and the RULES, the parties agree to designate Mancera, S.C. (hereinafter the "OFFICE") to decide on the lawfulness of the claims derived from unregistered liabilities or nonexisting assets that BUYER presents, if such, for the purpose of adjusting the price of this purchase and sale.

If the OFFICE cannot perform its functions or abstains from issuing the corresponding official opinion, the parties may agree that a new office will be selected based on the list of offices that is added hereto as Exhibit "IX". The invitation to such offices shall be made in the same order in which they appear on said list.

Both parties shall pay the fees, costs and expenses incurred by the OFFICE by equal parts.

In performing its functions, the OFFICE shall act with full liberty, and may gather the elements for making judgments that it deems opportune, the parties being required to provide it with what is required of them for that purpose.

The OFFICE's official opinion shall be final, shall obligate the parties under its terms and may not be appealed.

What is established in the preceding paragraphs constitutes an arbitral commitment under the terms of article 1423 of the Commerce Code, the parties observing what is established for that effect in said Code where not expressly contained in this Clause.

TWENTY-ONE. RESTRICTION ON CIRCULATION OF STOCK. In the event of any alleged subscription of stock, in one or a succession of acts, that represents ten percent or more of the value of SATMEX's capital stock, the parties agree that SATMEX shall observe the following system:

a) SATMEX shall notify the SECRETARIAT of the interested parties' intention to subscribe the stock, enclosing with the notice, the information on the persons interested in purchasing the stock;

b) The SECRETARIAT shall have a term of 30 calendar days counted from presentation of the notice, to object in writing to the transaction involved, with justified cause, and

c) After such term without the SECRETARIAT having objected to the transaction, it shall be understood as approved.
Only operations that the SECRETARIAT has not objected to may be registered in SATMEX's Stockholders or Partners' Register, notwithstanding the authorizations required from other authorities under the applicable rules. It shall not be required for the notice referred to in the second paragraph of this clause to be presented when the subscription refers to stock or corporate interests that represent neutral investment or investment with limited vote on the business mentioned in article 113 of the General Business Corporation Law, or when capital increases are involved that are subscribed by the same stockholders, provided the proportion of the share of each one in the capital stock is not modified.

If the party interested in subscribing the shares or corporate interests is a corporation, the notice referred to in this clause shall present the necessary information for the SECRETARIAT to identify the individuals who have ownership interests greater than ten percent in the capital of such corporation, unless acquisitions are involved that are made by administrators of retirement funds or of investment corporations, through the stock market.

This condition shall be included in the corporate bylaws as well as in the final or provisional certificates that SATMEX issues.

Notwithstanding what is established in this clause, and for a term of three years counted from november 17, 1997, in conformity with article 8.7.2 of the RULES, the stockholders who represent 51% of SATMEX's paid-in capital stock, in all cases in which they expect to transfer stock, shall obtain the prior authorization of the SECRETARIAT unless the transfers are between the stockholders themselves and these do not exceed 5% of SATMEX's paid-in capital stock.

TWENTY-TWO. PUBLIC OFFER OF THE THIRD PACKAGE. THE BUYER certifies that it is aware that the VENDOR expects to offer and place in the stock market, the stock of the THIRD STOCK PACKAGE, and that for this effect, the BUYER commits to make the necessary resolutions so that together with VENDOR, SATMEX carries out the procedures and processing necessary to obtain the authorizations from the National Banking and Securities commission, and if such, from the corresponding authorities of other countries, as well as recordal of the corresponding stock in the National Securities and Brokers Registry.

TWENTY-THREE. ASSISTANCE FOR PUBLIC PLACEMENT. So that VENDOR can place the stock of the THIRD STOCK PACKAGE, the BUYER as from now commits that SATMEX shall perform all the actions, and make all the accords and resolutions that are reasonably necessary, and shall provide VENDOR with all the information and documentation required for such objective, and to have SATMEX not directly or indirectly take any action or make any decision that might prevent or obstruct such objective in any form, nor shall they take any step that might directly or indirectly produce breach of the obligations that derive therefrom for SATMEX.

TWENTY-FOUR.- STOCK PLACEMENT. In the event that SATMEX and its stockholders wish to place stock of such company in stock markets, both in Mexico and abroad, each one of the parties agrees to notify the other of its decision, prior to the placement, so that by mutual agreement, they establish the bases, terms and conditions thereof that avoid negative or opposing effects in the stock markets of the stock that is placed.

The stipulations of the above paragraph shall apply for placement in stock markets of any instrument issued by SATMEX, when they can directly or indirectly affect the market of the stock issued by SATMEX.

The parties agree that, in the case of placements that are made by mutual agreement, the expenses involved therein shall be covered in proportion to their stock holding in the public offer; otherwise, each party shall absorb the placement costs, with the exception of what is established in the following paragraph.

The costs involved in registrations and authorizations of the company and of the corresponding stock, with the competent authorities and stock market institutions necessary for their placement in such stock market shall be covered wholly by SATMEX; these costs do not include the fees of the Placing Agent and his related expenses.

TWENTY-FIVE. SATMEX'S ACCOUNTING AND CORPORATE BOOKS SATMEX'S accounting and corporate books are herein delivered to the BUYER, who receives them to its entire agreement, with this document producing the effects of a receipt with respect to such books.

TWENTY-SIX. BUYER'S DECLARATIONS. BUYER recognizes expressly herein, that both on the date when its proposal was filed under the terms of the Rules and during the entire process, and on the date this contract is entered into, the following warranties are completely true and correct :

a) that during the bidding process referred to in the NOTICE and the RULES, it always acted in its own name and for its own account.

b) that the source and structure of the resources and financing with which the STOCK is herein acquired, is the same as that provided to the SECRETARIAT, under the NOTICE and the RULES.

The parties agree herein that, if any of BUYER's statements established in this Contract or in its proposal under the terms of the NOTICE and the RULES turns out to be false or incorrect, this simple fact shall give VENDOR the right to rescind this Contract without requiring a prior court order; therefore, in such case it shall be understood that a resolutory condition to which this Contract is subject, is met. For these effects, the simple written notification from the VENDOR to the BUYER stating the facts that prove the falseness or imprecision of BUYERs statements shall suffice. In that case, the BUYER shall also be required to pay liquidated damages to VENDOR equal to 100% of the purchase price of the STOCK mentioned in clause Twelve of this Contract. The resolutory condition mentioned in this clause shall be in effect for 10 years counted from the date this Contract is entered into.

TWENTY-SEVEN. CLAUSE RELATED TO FOREIGNERS. THE BUYER promises that its partners or stockholders shall not invoke the protection of any foreign government under penalty of forfeiting all the goods and rights it has acquired or comes to acquire hereunder, if it breaches the foregoing.

TWENTY-EIGHT. CONSTRUANCE. In the case of doubt or dispute between the provisions of this contract and any other provision or contract related to the bidding process which is the subject matter of the NOTICE and the RULES, the parties shall in first place, observe the stipulations of this Contract, in second place what is established in the FINANCIAL STATEMENTS and, in third place, the CONCESSION TITLES and lastly, the NOTICE and the RULES the pro forma financial statements that VENDOR delivers for this effect to BUYER, and in third place, the CONCESSION TITLES and lastly, the NOTICE and the RULES.

TWENTY-NINE. DOMICILES AND NOTIFICATIONS. For all the notices that the parties wish to or must give each other in relation to this Contract, and for the effects derived herefrom, the VENDOR an the BUYER specify the following as their domiciles:

THE VENDOR:
Av. Xola esquina Universidad
Cuerpo "C" 1er Piso
Col. Narvarte
03020 Mexico, D.F.
Attention:  Lic. Jorge Silberstein
                 Coordinador General de la Unidad
                 de Apoyo al Cambio Estructural

THE BUYER:
Calle Santa Rosa No. 61
Col. Reforma Social
11650 Mexico, D.F.
Attention:       Ing. Lauro Gonzalez Moreno and
                 Lic. Carlos Raul Valencia Barrera

Notifications shall be made by certified mail with request for return receipt, by fax, or by any other means that can certifiably prove that they have been received, and shall be confirmed within two days following receipt in order to produce effects.

THIRTY-. APPLICABLE LEGISLATION. JURISDICTION. For the construance and performance of this Contract, the parties expressly submit to the laws and federal courts of Mexico City, Federal District, and waive any other venue that might correspond to them by reason of their present or future domicile.

This contract is signed in Mexico City, Federal District, on three copies, on November seventeenth, 1997.

                                   THE VENDOR
                       (BY ITS OWN RIGHT AND REPRESENTING
                          TELECOMUNICACIONES DE MEXICO)
                                     (Signed
              ____________________________________________________
                           Lic. Javier Lozano Alarcon
                        Under Secretary of Communications




                                    THE BUYER


                                    (Signed)
                            Lauro A. Gonzalez Moreno


                                    (Signed)
                           Carlos R. Valencia Barrera



                             WITH THE APPEARANCE OF:


(Signed)    (Signed)
Lic. Jonathan Davis Arzac Arq. Emilio Carrera Cortes
Federal Treasurer    Delegate Commissioner for the
                                                    Communications and Transport
                                                                          Sector

(Signed)
Sergio Autrey Maza